EXHIBIT 24 (b) (10) (b)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.


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                             To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-68872) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,





/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life Insurance Company







Dated: April 19, 2005